Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Replimune Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Preferred Stock, par value $0.001	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Warrants (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Units (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Common Stock, par value $0.001	Rule 457(o) and Rule 457(r)	$146,189,824.60 (1)	(1)	$146,189,824.60 (5)	0.0001102	16,110.12	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001	Rule 415(a)(6)	(5)	N/A	$103,810,175.40 (5)			S-3	333-265805	July 27, 2022	13,474.56
	Total Offering Amounts					250,000,000 (1)(5)		(5)
	Total Fees Previously Paid							(5)
	Total Fee Offsets							—
	Net Fee Due							$16,110.12

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis, other than as specified in footnote (5) below.
(3)	Warrants covered by this registration statement may be issued independently or together with other securities of the registrant and may be attached to or separate from any of the registrant’s offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the registrant and a bank or trust company, as warrant agent.
(4)	Each unit may be issued under one or more unit agreements and will represent an interest in one or more securities registered hereby, including shares of common stock, shares of preferred stock, debt securities or warrants.
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $103,810,175 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-265805), which was declared effective on July 27, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $400,000,000. The registrant sold an aggregate of $296,189,824 of such securities under the Prior Registration Statement, leaving the balance of $103,810,175.40 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $13,474.56 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The registrant is also registering $146,189,824.60 shares of common stock (the “New Securities”) that, together with the Unsold Securities, may be issued and sold from time to time under the sales agreement prospectus included in the registration statement. A filing fee of $16,110.12 with respect to the New Securities is being paid in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.

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